NUMBER:  650464

BRITISH

COLUMBIA

CERTIFICATE

OF

AMALGAMATION

COMPANY ACT

I Hereby Certify that Peruvian Gold Limited, incorporation number 98416, Glenex Industries Inc., incorporation number 277496, Stockscape.com Technologies Inc., incorporation number 300467, and Bradstone Equity Partners, Inc., continuation number 650068, are amalgamated as one company under the name QUEST INVESTMENT CORPORATION

Issued under my hand at Victoria, British Columbia,

 on July 04, 2002

/s/ John S. Powell

JOHN S. POWELL

REGISTRAR OF COMPANIES

PROVINCE OF BRITISH COLUMBIA

CANADA